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                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form 8-K
                                (Amendment No. 1)

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 25, 2000
                                                        ------------------

                        CBL & Associates Properties, Inc.
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

Delaware                        1-12494                      62-1545718
--------                        -------                      ----------
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

         One Park Place, 6148 Lee Highway, Chattanooga, Tennessee 37421
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (423) 855-0001
                                                           --------------

                                       N/A
                         -------------------------------
          (Former name or former address, if changed since last report)



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Item 5. Other Events.

     Item 5 of the Registrant's Current Report on Form 8-K, dated September 25, 2000, is hereby amended and restated in its entirety as follows:

     On September 25, 2000, the Registrant announced that it had entered into a definitive Master Contribution Agreement (the "Master Contribution Agreement") with an affiliate of The Richard E. Jacobs Group, Inc. ("Jacobs"), pursuant to which the Registrant will acquire a portfolio of 21 regional malls and two associated centers for a purchase price of approximately $1.2 billion. The purchase price includes (1) approximately $100 million in cash (plus approximately $12 million in closing and other transaction costs), (2) the assumption of approximately $734 million in primarily fixed-rate non-recourse mortgage debt and (3) the issuance of approximately 11.71 million SCUs (special common units) of the Registrant's subsidiary Operating Partnership (which amount, under certain circumstances, may be increased up to 13.95 million SCUs). Closing of the transaction, which is subject to CBL stockholder approval and the obtaining of certain Jacobs partner and lender consents, is expected to occur in the first quarter of 2001.

     The SCUs are limited partnership interests in the Registrant's Operating Partnership. Each SCU is initially entitled to receive a quarterly distribution of $0.725625 (equivalent to an annual distribution of $2.9025). This quarterly distribution will be increased together with any increases in the Registrant's quarterly common stock dividend above $0.725625 per share. The distribution will be reduced proportionately to the extent by which the quarterly common stock dividend falls below $0.4375 per share (equivalent to a $1.75 per share annual dividend) but only if the common stock dividend has been below $0.4375 per share for more than four consecutive calendar quarters. Following the third anniversary of their issuance, the SCUs will be exchangeable by their holders for shares of the Registrant's common stock on a one-for-one basis or cash, at the Registrant's election, subject to adjustments to reflect stock splits, reverse splits or similar arrangements. Following the tenth anniversary of their issuance, the Registrant will have the right to convert the SCUs into common units of the Operating Partnership.

     Under the Master Contribution Agreement, the Registrant agreed to seek stockholder approval of an amendment to its certificate of incorporation which, among other things, permits the Lebovitz Group (as defined in the certificate of incorporation) and the Jacobs Group (as defined in the proposed amendment) to beneficially and constructively own in the aggregate 37.99% of its equity stock. The proposed amendment is designed to permit the Jacobs Group to own a higher percentage of the Registrant's shares than would otherwise be permitted under the current ownership limits. Approval of the amendment is not a condition to closing of the transaction; however, in the event the amendment is not adopted, the Registrant's Board of Directors has resolved to modify the share ownership limits in a manner which does not require a stockholder vote but which would entitle the Lebovitz Group and the Jacobs Group to own in the aggregate 31.99% of the Registrant's equity stock. Moreover, if the amendment is not approved, the Registrant agreed to resubmit the amendment to a stockholder vote at its next three annual meetings of stockholders.

     Additionally, at the closing, the Registrant will enter into a Share Ownership Agreement with representatives of the Lebovitz Group and the Jacobs Group pursuant to which such Groups


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will be permitted to beneficially and constructively own certain amounts of the
Registrant's common stock.

     In connection with the execution of the Master Contribution Agreement, the Registrant, the Operating Partnership, Charles B. Lebovitz, Stephen D. Lebovitz, John N. Foy, Jacobs and Martin J. Cleary, Jacob's chief operating officer, also entered into a Voting and Standstill Agreement. Under this Voting and Standstill Agreement, (1) Messrs. Lebovitz and Mr. Foy agreed to vote their shares of the Registrant's stock in favor of the transaction, (2) at the closing the Registrant's Board of Directors will be expanded to include two Jacobs' designees and (3) Jacobs agreed not to acquire additional shares of the Registrant's stock and to refrain from certain hostile actions against the Registrant.

     A copy of the Registrant's press release announcing the transaction on September 25, 2000 and a transcript of the Registrant's conference call relating to the transaction held on September 26, 2000 were filed with the initial filing of this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively. A copy of the Master Contribution Agreement is filed herewith as Exhibit 99.3. Forms of the Terms of Series J Special Common Units of the Operating Partnership and of the First Amendment to Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, which set forth the terms of the SCUs, are filed herewith as Exhibits 99.4 and 99.5, respectively. Forms of the proposed charter amendment, the alternative Board resolutions and the Share Ownership Agreement, which set forth the proposed changes to the Registrant's ownership limits, are filed herewith as Exhibits 99.6, 99.7 and 99.8, respectively. A copy of the Voting and Standstill Agreement is filed herewith as
Exhibit 99.9. Each of the above documents filed as exhibits to this Current Report on Form 8-K are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

     The following exhibits are filed as part of this report:

     99.1 Press Release of the Registrant, dated September 25, 2000 (previously filed with the initial filing of this Current Report on Form 8-K).

     99.2 Transcript of the Registrant's Conference Call, held September 26, 2000 (previously filed with the initial filing of this Current Report on Form 8-K).

     99.3 Master Contribution Agreement, dated as of September 25, 2000, by and among the Registrant, CBL & Associates Limited Partnership, Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust, and Richard E. Jacobs, solely as Trustee for the David H. Jacobs Marital Trust.

     99.4 Form of Terms of Series J Special Common Units of CBL & Associates Limited Partnership.

     99.5 Form of First Amendment to Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership.

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     99.6   Form of Proposed Charter Amendment.

     99.7   Form of Alternative Board Resolutions.

     99.8   Form of Share Ownership Agreement.

     99.9 Voting and Standstill Agreement, dated as of September 25, 2000, by and among the Registrant, CBL & Associates Limited Partnership, Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust, Richard E. Jacobs, solely as Trustee for the David H. Jacobs Marital Trust, and Martin J. Cleary.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CBL & ASSOCIATES PROPERTIES, INC.

                                        By: /s/ John N. Foy
                                            ------------------------------
                                            John N. Foy
                                            Vice Chairman, Chief Financial
                                            Officer and Treasurer

Dated: October 26, 2000


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                                  Exhibit Index
                                  -------------

Exhibit No.       Description
-----------       -----------

99.1 Press Release of the Registrant, dated September 25, 2000 (previously filed with the initial filing of this Current Report on Form 8-K).

99.2 Transcript of the Registrant's Conference Call, held September 26, 2000 (previously filed with the initial filing of this Current Report on Form 8-K).

99.3 Master Contribution Agreement, dated as of September 25, 2000, by and among the Registrant, CBL & Associates Limited Partnership, Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust, and Richard E. Jacobs, solely as Trustee for the David H. Jacobs Marital Trust.

99.4 Form of Terms of Series J Special Common Units of CBL & Associates Limited Partnership.

99.5 Form of First Amendment to Second Amended and Restated Agreement of Limited Partnership of CBL & Associates Limited Partnership.

99.6              Form of Proposed Charter Amendment.

99.7              Form of Alternative Board Resolutions.

99.8              Form of Share Ownership Agreement.

99.9 Voting and Standstill Agreement, dated as of September 25, 2000, by and among the Registrant, CBL & Associates Limited Partnership, Jacobs Realty Investors Limited Partnership, Richard E. Jacobs, solely as Trustee for the Richard E. Jacobs Revocable Living Trust, Richard E. Jacobs, solely as Trustee for the David H. Jacobs Marital Trust, and Martin J. Cleary.